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Exhibit 10.3

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 5, 2004 by and among Kite Realty Group Trust, a Maryland real estate investment trust (the "REIT"),     *    , an Indiana limited liability company (the "Limited Liability Company") and     *     , Inc, an Indiana corporation (the "Acquired Company").

        WHEREAS, the REIT and Kite Realty Group, L.P., a Delaware limited partnership, of which the REIT is the indirect general partner ("Kite Realty"), are considering engaging in various related transactions pursuant to which, among other things, (i) Kite Realty would acquire interests in various entities that own or lease real estate properties in which certain affiliated persons of the Acquired Company have interests; (ii) the Limited Liability Company, of which the REIT is the sole member, would acquire interests in certain service businesses currently conducted by the Acquired Company and certain affiliated persons, and (iii) the REIT would effect an initial public offering of its common shares and contribute the proceeds therefrom for a like number of units of partnership interest in Kite Realty (the "Kite IPO," and together with the other transactions described above, the "Kite IPO Transactions");

        WHEREAS, the authorized capital stock of the Acquired Company consists of     *     shares of common stock, without par value (the "Common Stock"), of which     *     shares are issued and outstanding;

        WHEREAS, the shareholders listed on Schedule 1* attached hereto (the "Shareholders") own 100% of the issued and outstanding Common Stock of the Acquired Company;

        WHEREAS, the REIT is the sole member of the Limited Liability Company;

        WHEREAS, the parties hereto have determined it to be in their respective best interests, on the terms and conditions hereinafter set forth, that the Acquired Company be merged with and into the Limited Liability Company, with the Limited Liability Company surviving (the "Merger") and the Shareholders receiving common shares of beneficial interest, par value $0.01 per share, of the REIT ("REIT Common Shares");

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code;

        WHEREAS, the Board of Directors of the Acquired Company has approved and adopted this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, proposed and recommended that the shareholders of the Acquired Company approve and adopt this Agreement and the Merger and submitted this Agreement and the Merger for approval and adoption by the shareholders of the Acquired Company;

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Shareholders are approving and adopting this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, including the other transactions contemplated hereby, by unanimous written consent of the Shareholders dated as of the date hereof (the "Shareholder Consent"), in accordance with the applicable provisions of the Indiana Business Corporation Law (the "IBCL") and the articles of incorporation and by-laws of the Acquired Company; and

        WHEREAS, the REIT, as the sole member of the Limited Liability Company, has approved and adopted this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, including the other transactions contemplated hereby in accordance with the applicable provisions of the Indiana Business Flexibility Act (the "IBFA") and the operating agreement of the Limited Liability Company.

        NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing and of the representations, warranties, covenants and agreements hereinafter set forth, the parties, each intending to be legally bound hereby, agree as follows:

ARTICLE I: PLAN OF MERGER

        1.1    Merger.    Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 23-18-7 et. seq. of the IBFA and Section 23-1-40 et. seq. of the IBCL, the Acquired Company shall be merged with and into the Limited Liability Company at the Effective Time (as defined below). The Limited Liability Company shall be the surviving entity resulting from the Merger (the "Surviving Entity"), and the separate existence of the Acquired Company will cease. The Surviving Entity shall continue its existence as a limited liability company under the laws of the State of Indiana, and its name shall be changed to     * .

        1.2    Closing.    Subject to the terms and conditions of this Agreement, the closing hereunder (the "Closing") shall occur, at the election of the REIT, (i) one business day prior to the closing of the Kite IPO, (ii) concurrently with the closing of the Kite IPO, or (iii) one business day following the closing of the Kite IPO, which date the Limited Liability Company shall designate in writing to the Acquired Company at least five business days prior to such date, at the same location as the closing of the Kite IPO, provided that the conditions for the Closing as set forth in Article IV hereof shall have occurred (or have been waived by the party that benefits from such conditions), and this Agreement shall not have been terminated pursuant to Article VI hereof. The date on which the Closing occurs is referred to herein as the "Closing Date."

        1.3    Effective Time.    If all the conditions to the Merger set forth in Article IV shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article VI, following the Closing, the parties hereto shall, at such time as they deem advisable, cause articles of merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Indiana in accordance with Section 23-1-40-5 and other applicable provisions of the IBCL and the applicable provisions of the IBFA. The Merger shall become effective on the filing of the Articles of Merger with the Secretary of State of the State of Indiana, or such other time specified in the Articles of Merger (the "Effective Time").

        1.4    Operating Agreement.    The operating agreement of the Limited Liability Company in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Entity (subject to any subsequent amendment).

        1.5    Effects of the Merger.    The merger shall have the effects set forth in Section 23-1-40-6 of the IBCL and Section 23-18-7-5 of the IBFA.

        1.6    Taxation.    It is intended that the Merger shall be treated, for federal income tax purposes, as a reorganization under Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code. It is also intended that the Limited Liability Company be disregarded as an entity separate from its owner for federal income tax purposes. For this reason, the Limited Liability Company will not elect to be classified as a corporation for any period prior to the effective time of the Merger. The Limited Liability Company will be treated by default as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) for all periods prior to the effective time of the Merger. Furthermore, it is intended that, if permissible under relevant state law, the Limited Liability Company be disregarded as an entity separate from its owner for state tax purposes.

ARTICLE II: EFFECT ON CAPITAL STOCK AND MEMBERSHIP INTEREST

        2.1    Effect on Capital Stock of the Acquired Company.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock of the Acquired Company:

          (a)    Outstanding Capital Stock.    Each issued and outstanding share of Common Stock of the Acquired Company shall be converted into and become a number of fully paid and nonassessable REIT Common Shares equal to (a) $      *      divided by (b) the public offering price per share for REIT Common Shares as set forth in the REIT's final prospectus relating to the Kite IPO (rounded to the nearest whole REIT Common Share).

          (b)    Cancellation of Company Owned Stock.    Any shares of Common Stock that are owned by the Acquired Company shall be canceled and retired and no consideration shall be delivered or deliverable in exchange therefor.

          (c)    Stock Certificates.    At the Effective Time, each certificate representing shares of Common Stock of the Acquired Company will be deemed for all purposes to evidence the same number of REIT Common Shares until such certificate is exchanged for a certificate representing REIT Common Shares. Following the Effective Time, the REIT shall issue certificates representing the number of REIT Common Shares to the Shareholders upon surrender by the Shareholders of the certificates, properly endorsed for transfer, representing shares of Common Stock of the Acquired Company, together with such other documents as may be reasonably requested by the REIT in connection therewith.

        2.2    Outstanding Membership Interests.    The 100% interest of the REIT in the Limited Liability Company shall continue unchanged as a 100% interest of the Surviving Entity.

ARTICLE III: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
ACQUIRED COMPANY AND THE SHAREHOLDERS

        As a material inducement to the REIT and the Limited Liability Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquired Company (and in the case of Sections 3.4, 3.5 and 3.8 only, the Acquired Company and the Shareholders severally, but not jointly) hereby makes to the REIT and the Limited Liability Company each of the representations and warranties set forth in this Article III, which representations and warranties are true and correct as of the date hereof.

        3.1    Authority; No Conflicts.    The Acquired Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by the Acquired Company of this Agreement and the consummation by the Acquired Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquired Company. The Acquired Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Subject to the receipt of the Shareholder Consent, the execution, delivery and performance of this Agreement and each such agreement, document and instrument by or on behalf of the Acquired Company and compliance with the terms hereof and thereof, and the consummation of the Merger and the other transactions contemplated hereby, (i) does not and will not violate any foreign, federal, state, local or other laws applicable to the Acquired Company or require the Acquired Company to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that will not be obtained or made prior to the Closing, other than the filing of the Articles of Merger; (ii) does not and will not violate the Acquired Company's organizational documents; and (iii) does not and will not violate any term, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, lease or other instrument to which the Acquired Company is a party or by which the property of the Acquired Company is bound or affected or result in the creation of any Encumbrance on the property or assets of the Acquired Company.

        3.2    Capital Structure.    The authorized capital stock of the Acquired Company is as set forth in the recitals hereto. Schedule 1hereto sets for the number of shares of Common Stock issued and outstanding and the owner thereof. No shares of Company Common Stock are held by the Acquired Company in its treasury. Except as set forth on Schedule 1 hereto, no shares of capital stock or other voting securities of the Acquired Company are issued, reserved for issuance or outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the IBCL, the Acquired Company's articles of incorporation or bylaws or any contract to which the Acquired Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Acquired Company having the right to vote on any matters on which holders of Common Stock may vote. There are not any options, warrants, rights, contracts, arrangements or undertakings of any kind to which the Acquired Company is a party or by which it is bound obligating the Acquired Company to issue, grant, sell or cause to be issued, granted or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Acquired Company.

        3.3    Litigation.    There is no litigation or proceeding, either judicial or administrative, pending or, to the Acquired Company's knowledge, threatened, affecting any Common Stock or the Acquired Company's ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting the Acquired Company, which in any such case would impair the Acquired Company's ability to enter into and perform all of its obligations under this Agreement.

        3.4    No Agreements to Sell.    Other than this Agreement, no Shareholder is currently a party to any agreement to sell, transfer or otherwise encumber or dispose of any Common Stock.

        3.5    Status as a United States Person.    Each Shareholder represents and warrants that such Shareholder is not a foreign person within the meaning of Section 1445 of the Code ("Section 1445"). The Shareholder's U.S. social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) that has previously been provided to the Acquired Company is correct. The Shareholder's home address (in the case of an individual) or office address (in the case of an entity) is that address indicated on the signature page attached hereto. Upon request by the REIT, each Shareholder agrees to complete and provide to the REIT prior to the Closing a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury regulations.

        3.6    No Insolvency Proceedings.    No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Acquired Company's knowledge, threatened against the Acquired Company, nor are any such proceedings contemplated by the Acquired Company.

        3.7    No Brokers.    The Acquired Company represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the REIT to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        3.8    Securities Law Matters; Restrictions on Transfer.

          (a)   The Acquired Company and the Shareholders acknowledge that the REIT intends the offer and issuance of the REIT Common Shares to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws by virtue of (i) the status of the Shareholders as "accredited investors" within the meaning of the federal securities laws, and (ii) Section 4(2) of the Securities Act, and that the REIT will rely in part upon the representations and warranties made by the Acquired Company and the Shareholders in this Agreement in making the determination that the offer and issuance of the REIT Common Shares qualify for exemption under Section 4(2) of the Securities Act.

          (b)   Each Shareholder is an "accredited investor" within the meaning of the federal securities laws.

          (c)   Each Shareholder will acquire the REIT Common Shares for his own account and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Securities Act. Each Shareholder does not intend or anticipate that the Shareholder will rely on its investment in the REIT Common Shares as a principal source of income.

          (d)   Each Shareholder has sufficient knowledge and experience in financial, tax and business matters to enable the Shareholder to evaluate the merits and risks of investment in the REIT Common Shares. Each Shareholder has adequate means of providing for the Shareholder's current and anticipated financial needs and contingencies, has the ability to bear the economic risk of acquiring the REIT Common Stock for an indefinite period of time and has no need for liquidity in the REIT Common Stock and could afford loss of all such investment. The Acquired Company and each Shareholder acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for the Shareholders, and the Shareholders are relying solely on the advice of their own respective tax advisors in evaluating such consequences, (ii) neither the REIT nor the Limited Liability Company has made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the Acquired Company or the Shareholders, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by the REIT or the Limited Liability Company as to a particular tax effect that may be obtained by the Shareholders. The Shareholders remain solely responsible for all tax matters relating to them.

          (e)   The Acquired Company and the Shareholders have been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the REIT Common Shares and any other information the Acquired Company or either Shareholder has requested. The Acquired Company and the Shareholders have had an opportunity to ask questions of, and receive information and answers from, the REIT concerning the REIT, the REIT Common Shares and the other Kite IPO Transactions, and to assess and evaluate any information supplied to them by the REIT, and all such questions have been answered, and all such information has been provided to their respective full satisfaction.

          (f)    The Acquired Company and the Shareholders acknowledge that they are aware that there are substantial restrictions on the transferability of the REIT Common Shares and that the REIT Common Shares will not be registered under the Securities Act or any state securities laws. Each Shareholder agrees that any REIT Common Shares the Shareholder acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Each Shareholder acknowledges that the Shareholder shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by the REIT for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

          (g)   The Acquired Company and the Shareholders understand that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the REIT Common Shares (including as to the merger consideration).

          (h)   The Acquired Company and the Shareholders understand that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of REIT Common Shares.

          (i)    All certificates representing REIT Common Shares shall bear a restrictive legend in substantially the form set forth below (or a legend of like effect) in conspicuous type (together with any other legends required by law or otherwise placed on such certificates):

    THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY UPON REGISTRATION UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM.

  In addition, all such certificates shall bear an appropriate restrictive legend specifying that the REIT Common Shares represented by such certificate are held by an affiliate of the REIT (or, in the absence of such a legend, an appropriate notation shall be made in the records of the REIT and/or appropriate stop-transfer instructions shall be issued to the transfer agent).

ARTICLE IV: CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

        4.1    Conditions to the REIT's and the Limited Liability Company's Obligations to Effect the Merger.    The obligations of the REIT and the Limited Liability Company to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the REIT and the Limited Liability Company):

          (a)    Other Kite IPO Transactions.    The other Kite IPO Transactions, in such form(s) as the REIT, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or are occurring simultaneously with the Closing).

          (b)    Representations and Warranties.    The representations and warranties made by the Acquired Company and the Shareholders pursuant to this Agreement shall be true and correct in all respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

          (c)    Performance.    The Acquired Company shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

          (d)    Legal Proceedings.    No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Merger, other than an action or proceeding instituted by the Acquired Company or the Shareholders.

          (e)    Consents and Approvals.    The Shareholder consent and all other necessary consents of governmental and private parties to effect the Merger and the other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

        4.2    Conditions to the Acquired Company's Obligation to Effect the Merger.    The obligation of the Acquired Company to effect the Merger and the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Acquired Company):

          (a)    Performance.    Each of the REIT and the Limited Liability Company shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

          (b)    Legal Proceedings.    No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement including the Merger, other than an action or proceeding instituted by the REIT or the Limited Liability Company; provided, that the foregoing condition shall be deemed to have been satisfied if the REIT or the Limited Liability Company shall have fully indemnified the Shareholders from any loss, liability, claim, damage or expense arising out of the Acquired Company's proceeding to effect the Merger in the face of any such action or proceeding.

          (c)    Consents and Approvals.    The Shareholder Consent and all other necessary consents of governmental and private parties to effect the Merger and other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if the REIT or the Limited Liability Company shall have fully indemnified the Shareholders from any loss, liability, claim, damage or expense arising out of the Acquired Company's proceeding to effect the Merger without having obtained a necessary consent.

          (d)    Registration Rights Agreement.    The REIT shall have entered into a registration rights agreement with the Shareholder providing the Shareholder with registration rights that register the resale of REIT Common Shares issued pursuant to this Agreement, such registration rights agreement to contain such other terms and conditions customary for a transaction of this type.

ARTICLE V: OTHER COVENANTS AND AGREEMENTS

        5.1    Conditional Nature of Transaction.    The Acquired Company acknowledges and understands that it is a condition to the REIT's obligations to close the transactions contemplated hereby that the other Kite IPO Transactions shall have occurred (or are occurring simultaneously with the Closing), that the occurrence of any of the other Kite IPO Transactions is wholly within the sole and absolute discretion of the REIT and its affiliates, and that the Acquired Company has no right to force any of the other Kite IPO Transactions to occur, on any terms.

        5.2    Further Assurances.    The Acquired Company shall execute and deliver to the REIT and the Limited Liability Company all such other and further instruments and documents and take or cause to be taken all such other and further actions as the REIT or the Limited Liability Company may reasonably request in order to effect the Merger and the other transactions contemplated by this Agreement.

ARTICLE VI: TERMINATION

        6.1    Termination and Abandonment by the REIT.    The REIT shall have the right to terminate this Agreement and abandon the Merger at any time prior to the filing of the Articles of Merger, before or after approval by the Shareholders or the REIT, as sole member of the Limited Liability Company, following the occurrence of any of the following events:

          (i)    the determination by the REIT, in its sole and absolute discretion, not to proceed with the Kite IPO Transactions;

          (ii)   the determination by the REIT, in its sole and absolute discretion, not to proceed with the Merger on the terms outlined herein; or

          (iii)  at any time on or after January 1, 2005, for any reason.

        6.2    Termination and Abandonment by the Acquired Company.    The Acquired Company shall have the right to terminate this Agreement and abandon the Merger at any time and for any reason on or after January 1, 2005, but prior to the filing of the Articles of Merger, whether or not such termination occurs before or after approval by the Shareholders or the REIT, as sole member of the Limited Liability Company.

        6.3    Effect of Termination and Abandonment.    Upon the termination of this Agreement and abandonment of the Merger pursuant to Section 6.1 or 6.2 hereof, this Agreement shall become void and have no effect, and no party shall have any liability to the other in connection with the transactions contemplated hereby, including the Merger or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve a party of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE VII: MISCELLANEOUS

        7.1    Amendment; Waiver.    Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

        7.2    Entire Agreement; Counterparts; Applicable Law.    This Agreement shall (a) constitute the entire agreement between the parties hereto with respect to the transactions expressly contemplated hereby and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana.

        7.3    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Limited Liability Company may assign this Agreement and any agreement contemplated hereunder or thereunder to an affiliate of the Limited Liability Company, or to any entity into which the Limited Liability Company is reorganized without the consent of the Acquired Company.

        7.4    Severability.    If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the REIT to effect such replacement.

        7.5    Equitable Remedies.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Indiana (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

        7.6    Time of the Essence.    Time is of the essence with respect to the Acquired Company's obligations under this Agreement.

        7.7    No Third Party Beneficiaries.    Except for the provisions of Article II, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or has caused this Agreement to be executed and delivered on its behalf, as of the date first set forth above.

KITE REALTY GROUP TRUST
By:
Name:
Title:
[LIMITED LIABILITY COMPANY]*
By:	KITE REALTY GROUP TRUST, its Sole Member
By:
Name:
Title:
[ACQUIRED COMPANY]*
By:
Name:
Title:
For purposes of Section 3.8 only:
Alvin E. Kite, Jr.
John A. Kite
Paul W. Kite
[KMI Holdings, LLC]

*  The registrant has entered into this form of Merger Agreement with the following entities:

Limited Liability Company	Acquired Company	Authorized Stock of Acquired Company	Issued Stock of Acquired Company	Name of Surviving Entity in §1.1	Value in §2.1	Schedule 1 — Common Stock Ownership (in shares)
KRG Construction, LLC	Kite Construction, Inc.	1,000	122	Kite Construction, LLC	$819.67	Alvin E. Kite—75 John A. Kite—25 Paul W. Kite — 22
KRG Development, LLC	Kite Development Corporation	1,000	1,000	Kite Development, LLC	$100.00	Alvin E. Kite—10 John A. Kite—480 Paul W. Kite—510
KRG Realty Advisors, LLC	KMI Realty Advisors, Inc.	100	100	KMI Realty Advisors, LLC	$101,780.00	KMI Holdings, LLC—100

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AGREEMENT AND PLAN OF MERGER
ARTICLE I: PLAN OF MERGER
ARTICLE II: EFFECT ON CAPITAL STOCK AND MEMBERSHIP INTEREST
ARTICLE III: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ACQUIRED COMPANY AND THE SHAREHOLDERS
ARTICLE IV: CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER
ARTICLE V: OTHER COVENANTS AND AGREEMENTS
ARTICLE VI: TERMINATION
ARTICLE VII: MISCELLANEOUS